UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

XL GROUP PLC	XLIT LTD.
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)
IRELAND (Jurisdiction of Incorporation or Organization)	CAYMAN ISLANDS (Jurisdiction of Incorporation or Organization)
98-0665416 (I.R.S. Employer Identification no.)	98-0191089 (I.R.S. Employer Identification no.)
8 St. Stephen’s Green Dublin 2, Ireland (Address of Principal Executive Offices)	8 St. Stephen’s Green Dublin 2, Ireland (Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
2.30% Senior Notes Due 2018	The New York Stock Exchange
5.25% Senior Notes Due 2043	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file number to which this form relates: N/A.

Securities to be registered pursuant to Section 12(g) of the Act:

None.
(Title of class)

Item 1.   Description of Registrant’s Securities to be Registered.

The information required by this item is herein incorporated by reference to the information set forth under the captions “Description of the Senior Notes and Guarantees” and “Tax Considerations” in the Prospectus Supplement dated November 18, 2013, and under the caption “Description of Debt Securities and Guarantees” in the accompanying Prospectus dated November 9, 2011, as filed on November 20, 2013 and November 9, 2011, respectively, with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, by XL Group plc and XLIT Ltd.

Item 2.   Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of September 30, 2011, between XLIT Ltd. (f/k/a XL Group Ltd.), as issuer, XL Group plc, as guarantor, and Wells Fargo Bank, National Association, as trustee, incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed by XL Group plc with the Commission on September 30, 2011.
4.2	Second Supplemental Indenture, dated as of November 21, 2013 between XLIT Ltd., as issuer, XL Group plc, as guarantor, and Wells Fargo Bank, National Association, as trustee, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by XL Group plc with the Commission on November 21, 2013.
4.3	Form of Senior Note (included in Exhibit 4.2 hereto).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 21, 2013

XL GROUP PLC

(Registrant)

By: /s/ Kirstin Gould

Name:  Kirstin Gould

Title:    General Counsel & Secretary

XLIT LTD.

(Registrant)

By: /s/ Kirstin Gould

Name:  Kirstin Gould

Title:    Secretary

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